EXHIBIT 4.2

                         FOURTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 29, 2001, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999, as amended to date (the "Credit Agreement"), among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and FIRSTAR BANK, N.A. (as successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

         The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

         In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

         1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Fourth Amendment.

         2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:


            (a) The definition of "Adjusted Tangible Net Worth" contained in section 1 is amended to read as follows:

                  "Adjusted Tangible Net Worth" means, with respect to the Company on any date of determination, the remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization and other proper reserves) at which the Adjusted Tangible Assets of the Company would be shown on a balance sheet of the Company at such date, but excluding any amounts arising from write-ups of assets, minus (b) the amount at which the Company's liabilities (other than Subordinated Debt, preferred stock, capital stock, surplus, and retained earnings) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities and minus
         (c) the outstanding principal balance of Third Party Loans made by the Company to Licensed Products, Inc.

            (b) The definition of "Maturity Date" contained in section 1 is amended by deleting "June 29, 2001" contained therein and substituting "June 28, 2002" in its place.

            (c) The definition of "Parent" contained in section 1 is amended to read as follows:

                  "Parent" means The Middleton Doll Company (formerly known as Bando McGlocklin Capital Corporation), a Wisconsin corporation.

            (d) Section 2.16 is created and added to read as follows:

                  2.16 Option to Increase Revolving Loan Commitments.

                     (a) From time to time, subsequent to the Closing Date, the Company may, upon notice to the Agent (which shall promptly provide a copy of such notice to the Lenders), if no Default or Event of Default then exists, propose to increase the aggregate amount of the Revolving Loan Commitments of the Lenders (the amount of such increase, the "Increased Commitments"); provided that the aggregate amount of all such increases pursuant to this section 2.16 may not exceed $10,000,000. The Company may designate one or more other banks or other financial institutions (which may be, but need not be, one or more of the existing Lenders) which at the time agree in the case of any such lender that is an existing Lender to increase its Revolving Loan Commitment and, in the case of any other such lender (an "Additional Lender"), agree to become a party to this Agreement. The sum of the increases in the Revolving Loan Commitments of the existing Lenders pursuant to this subsection (a) plus the Revolving Loan Commitments of the Additional Lenders shall not in the aggregate exceed the Increased Commitments.

                     (b) An increase in the aggregate amount of the Revolving Loan Commitments pursuant to this section 2.16 shall become effective upon receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Company, by each Additional Lender and by each other Lender whose Revolving Loan Commitment is to be increased, setting forth the new Revolving Loan Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Company with respect to the Increased Commitments and such opinions of counsel for the Company with respect to the Increase Commitments as the Agent may reasonably request.

                     (c) Upon any increase in the aggregate amount of the Revolving Loan Commitments pursuant to this section 2.16, the Company shall, at the end of the then current Interest Period with respect thereto, prepay any LIBOR Rate Loan then outstanding in its entirety and, to the extent the Company elects to do so and subject to the conditions set forth in this Agreement, the Company shall reborrow LIBOR Rate Loans from the Lenders in proportion to their respective Revolving Loan Commitments after giving effect to such increase, until such time as all outstanding LIBOR Rate Loans are held by the Lenders in such proportion.

            (e) Section 6.11 is amended by adding the following sentence at the end thereof:

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

         Notwithstanding anything to the contrary contained herein, for purposes of calculating the foregoing ratio, the Company's Third Party Loans to Licensed Products, Inc. shall not be treated as Nonperforming Loans.

            (f) The Company and the Lenders acknowledge that in connection with the execution of this Fourth Amendment Firstar Bank, N.A. shall increase its Revolving Loan Commitment by $25 million and U.S. Bank National Association shall cease to be a Lender under the Credit Agreement. The Company and the Lenders further acknowledge and agree that the new Percentages and Revolving Loan Commitments of each Lender are as set forth next to each Lender's signature to this Fourth Amendment.

            (g) Exhibit A-1 attached hereto shall be deemed to be an exhibit to the Credit Agreement.

         3. Effectiveness of Fourth Amendment. This Fourth Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent and satisfaction of the following conditions:

            (a) Replacement Note. The Agent shall have received for Firstar a promissory note of the Company in the form of Exhibit A-1 attached hereto, payable to Firstar, in the full amount of Firstar's Revolving Loan Commitment (the "Replacement Note").

            (b) Closing Certificate of the Company. The Agent shall have received copies for each of the Lenders, certified by the Secretary of the Company to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company delivered to the Lenders on April 30, 1999 have not been amended since that date and remain in full force and effect as of the date hereof; (ii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of this Fourth Amendment and the Replacement Note; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

            (c) Reaffirmation of Guaranty. The Agent shall have received a reaffirmation of guaranty duly executed by the Guarantor in form and substance satisfactory to the Agent pursuant to which the Guarantor reaffirms its obligations to the Lenders and the Agent..

            (d) Proceedings Satisfactory. All other proceedings contemplated by this Fourth Amendment shall be satisfactory to the Lenders and the Agent, and the Lenders and the Agent shall have received such other information relating hereto as the Lenders or the Agent may reasonably request.

         4. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

            (a) The execution and delivery of this Fourth Amendment, the Replacement Note and related documents, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

            (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Fourth Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and
5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

         5. Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Fourth Amendment.

         6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

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

         7. Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]





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
                                      BANDO MCGLOCKLIN SMALL BUSINESS LENDING
                                      CORPORATION

                                      BY /s/ Susan J. Hauke
                                         --------------------------------------
                                           Its V.P. Finance
Revolving Loan
Commitment        Percentage
                                      FIRSTAR BANK, N.A., (as successor by
$50,000,000        66.6666666%        merger to Firstar Bank Milwaukee, N.A.),
                                      as the Agent and a Lender

                                      BY /s/ John B. Beggs
                                         --------------------------------------
                                           Its Vice President


                                      LASALLE BANK NATIONAL
$15,000,000        20.0000000%        ASSOCIATION (formerly known
                                      as LaSalle National Bank)


                                      BY /s/ Daniel Garces
                                         --------------------------------------
                                           Its Vice President


$10,000,000        13.3333334%        M&I MARSHALL & ILSLEY BANK
-----------        ----------


$75,000,000       100.0000000%        BY /s/ James Tepp
===========       ===========            --------------------------------------
                                           Its Vice President

                                      BY /s/ P.D. Kuepke
                                         --------------------------------------
                                           Its Vice President

                                                                     EXHIBIT A-1


                             FORM OF PROMISSORY NOTE


$50,000,000                                                        June 29, 2001


         FOR VALUE RECEIVED, the undersigned, BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), hereby promises to pay to the order of FIRSTAR BANK, N.A. (the "Lender") the principal sum of Fifty Million Dollars ($50,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Company pursuant to the Amended and Restated Credit Agreement, dated as of April 30, 1999 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Lender, the other financial institutions parties thereto and Firstar Bank, N.A. (as successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Lender is authorized to endorse the amount and the date on which each Revolving Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Note replaces that certain Note dated as of June 30, 2000, in the stated principal amount of $25,000,000 from the undersigned to the Lender, and the undersigned acknowledges and agrees that the indebtedness incurred thereunder has not been extinguished and that no novation has occurred.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and to be performed entirely within such State.


                                      BANDO MCGLOCKLIN SMALL BUSINESS LENDING
                                        CORPORATION

                                      BY______________________________
                                           Title:__________________________




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
                                                              Schedule A to Note



                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS



                                       (3)
                     (2)             Maturity           (4)
                  Amount of           Date of        Amount of          (5)
        (1)         Base               Base          Rate Loan        Notation
       Date       Rate Loan          Rate Loan        Repaid          Made By


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

                                                    Schedule B to Revolving Note


                        LIBOR RATE LOANS AND REPAYMENT OF
                                LIBOR RATE LOANS


                                       (3)              (4)
                     (2)             Maturity        Amount of
                  Amount of           Date of          LIBOR            (5)
        (1)         LIBOR              LIBOR         Rate Loan        Notation
       Date       Rate Loan          Rate Loan        Repaid          Made By

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